Exhibit 99.1
Milacron Holdings Corp. Reports First Quarter 2017 Results
Strong start to 2017 with sales and Adj. EBITDA growth, driven by consumables.
2017 First Quarter Overview

•	Sales of $285.4 million increased 4.3%, on a constant currency basis

•	Operating earnings (GAAP) were $19.7 million; Adjusted EBITDA (non-GAAP) increased 6.2% to $50.0 million

•	Diluted EPS (GAAP) of $(0.36); Diluted adjusted EPS (non-GAAP) of $0.32

•	Cash flow from operations of $(8.7) million drove free cash flow of $(17.9) million, a $34.4 million decrease versus $16.5 million in the prior year

Cincinnati - April 27, 2017 - Milacron Holdings Corp. (“Milacron”) (NYSE: MCRN), a leading industrial technology company serving the plastic processing industry, today announced financial results for the first quarter ended March 31, 2017.

	Three Months Ended March 31,
In millions (except per share data)	2017	2016	Change	% Change (Constant Currency)
New orders	$326.4	$291.8	11.9%	13.4%
Sales	$285.4	$277.3	2.9%	4.3%
Operating earnings	$19.7	$32.0	(38.4)%
Adjusted EBITDA (1)	$50.0	$47.1	6.2%
% of sales	17.5%	17.0%	+50 bps
Diluted EPS	$(0.36)	$0.14	NMF
Diluted adjusted EPS (1)	$0.32	$0.27	18.5%
Cash flow from operations	$(8.7)	$23.9	NMF
Free cash flow	$(17.9)	$16.5	$(34.4)
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non- GAAP measure to its most directly comparable GAAP measure.
NMF - Not Meaningful
“Milacron is off to a strong start in 2017 with 4.3 percent constant currency organic sales growth and Adjusted EBITDA growth of 6.2 percent," said Milacron Chief Executive Officer, Tom Goeke. "The first quarter performance was bolstered by double digit sales growth in our MDCS segment, primarily driven by continued impressive performance in our hot runner business, and high single digit growth in our APPT aftermarket business. Improving demand in North America and Asia was encouraging to start the year and we are cautiously optimistic that markets will continue to recover in 2017. We also continued to reinvest in our field service organization to support our long-term growth objectives of driving the consumables portion of our portfolio. We feel that these investments will enhance our portfolio, allow us to better support our customers and capitalize on compelling market opportunities."

Milacron Chief Financial Officer, Bruce Chalmers, added, "Our Adjusted EBITDA for the quarter was up 6.2 percent which was primarily driven by the incremental consumables sales growth. We continue to drive cost out of the business in order to position the company for strong margin growth as the North American market continues on the path to recovery."

2017 Outlook
Milacron forecasts 0% to 2% organic sales growth in 2017, which is in line with current market conditions. Adjusted EBITDA is forecasted to be between $219 million and $225 million. Free Cash Flow before restructuring is forecasted to be between $90 million and $100 million.

Supplemental Guidance Information
Capital Expenditures	~$50 million
Interest Expense (P&L)	~$43 million
Cash Interest (Cash Flow)	~$57 million
Non-GAAP Tax Provision (P&L)	$32 to $36 million
Cash Taxes (Cash Flow)	$30 to $34 million
Diluted Shares Outstanding	~72 million shares
First Quarter Results
For the first quarter of 2017, sales of $285.4 million increased 2.9% from sales of $277.3 million in the same period a year ago. Excluding the unfavorable effects of currency movements, organic sales for the first quarter of 2017 increased 4.3% versus the prior year period. Operating earnings for the first quarter of 2017 decreased 38.4% to $19.7 million compared to operating earnings of $32.0 million in the prior year period. Adjusted EBITDA for the first quarter of 2017 increased 6.2% to $50.0 million, or 17.5% of sales, compared to Adjusted EBITDA of $47.1 million, or 17.0% of sales, in the prior year period. Net loss totaled $24.6 million, or $0.36 per basic and diluted share, in the first quarter of 2017 compared to net earnings of $9.8 million, or $0.15 per basic share and $0.14 per diluted share, in the prior year period. Adjusted net income totaled $22.6 million, or $0.32 per diluted share, in the first quarter of 2017 compared to adjusted net income of $18.8 million in the prior year period.
Segment Results
Advanced Plastic Processing Technologies (APPT)
For the first quarter of 2017, sales were $156.6 million compared to $156.1 million in the same period a year ago. Excluding $0.9 million of unfavorable effects of currency movements, sales increased 0.9% over the prior year period. Operating earnings for the first quarter of 2017 decreased 78.6% to $2.1 million compared to operating earnings of $9.8 million in the prior year period. Adjusted EBITDA for the first quarter increased 4.8% to $17.4 million, or 11.1% of sales, versus Adjusted EBITDA of $16.6 million, or 10.6% of sales, in the prior year period.
Melt Delivery & Control Systems (MDCS)
For the first quarter of 2017, sales were $99.8 million compared to sales of $93.0 million in the same period a year ago. Excluding $2.2 million of unfavorable effects of currency movements, sales increased 9.7% over the prior year period. Operating earnings for the first quarter of 2017 decreased 9.6% to $25.5 million compared to operating earnings of $28.2 million in the prior year period. Adjusted EBITDA for the first quarter increased 5.8% to $32.8 million, or 32.9% of sales, from Adjusted EBITDA of $31.0 million, or 33.3% of sales, in the prior year period.
Fluid Technologies
For the first quarter of 2017, sales were $29.0 million compared to sales of $28.2 million in the same period a year ago. Excluding $0.8 million of unfavorable effects of currency movements, sales increased 5.7% over the prior year period. Operating earnings for the first quarter of 2017 increased 12.2% to $4.6 million compared to operating earnings of $4.1 million in the prior year period. Adjusted EBITDA for the first quarter decreased 3.3% to $5.9 million, or 20.3% of sales, from Adjusted EBITDA of $6.1 million, or 21.6% of sales, in the prior year period.
Additional Financial Information

Milacron ended the first quarter of 2017 with cash and cash equivalents of $87.9 million and total debt of $951.9 million at March 31, 2017, resulting in net debt of $864.0 million and a net total leverage ratio of 4.0x.

Conference Call
Milacron will host a conference call to discuss its first quarter 2017 financial results at 8 a.m. Eastern Time on April 27, 2017. The live webcast of the call can be accessed at the Milacron Investor Relations website at http://investors.milacron.com, along with the company's earnings press release and related presentation materials. The U.S. dial-in for the call is 1-877-407-8037 (1-201-689-8037 for non-U.S. callers). A replay of the conference call will be available until May 11, 2017 at 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Milacron Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-660-6853 (1-201-612-7415). The replay access code is 13659898.
About Milacron
Milacron is a global leader in the manufacture, distribution and service of highly engineered and customized systems within the plastic technology and processing industry. Milacron is the only global company with a full-line product portfolio that includes hot runner systems, injection molding, blow molding and extrusion equipment.

Forward-Looking Statements
This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” "plan," “intend,” "should," “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, Milacron undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to demand for our products being significantly affected by general economic conditions, any decline in the use of plastic, the competitiveness of the industries in which we operate and the financial resources of our competitors, our ability to successfully develop and implement strategic initiatives to increase cost savings and improve operating margins and the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 28, 2017, and other SEC filings, copies of which are available free of charge on our website at investors.milacron.com.

Non-GAAP Financial Measures

We prepare our financial statements in conformity with United States generally accepted accounting principles ("U.S. GAAP"). To supplement this information, we also use the following non-GAAP financial measures: Adjusted EBITDA and Adjusted Net Income. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA represents net income before interest expense, taxes, depreciation and amortization, as further adjusted for the other items reflected in the reconciliation table set forth below. Adjusted EBITDA is a measure used by management to measure operating performance. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, is not a measure of financial condition or profitability, and should not be considered as an alternative to net earnings (loss) determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that our future results will be unaffected by unusual non-recurring items. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not include certain cash requirements such as interest payments, tax payments, debt service requirements and certain other cash costs that may recur in the future.

We view Adjusted EBITDA as a key measure of our performance. We present Adjusted EBITDA not only due to its importance for purposes of our credit agreements but also because it assists us in comparing our performance across reporting periods on a consistent basis as it excludes items that we do not believe are indicative of our core operating performance. Our management uses Adjusted EBITDA:

•	as a measurement used in evaluating our consolidated and segment-level operating performance on a consistent basis;

•	to calculate incentive compensation for our employees

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to evaluate the performance and effectiveness of our operational strategies; and

•	to assess compliance with various metrics associated with our debt agreements.

We believe that the inclusion of Adjusted EBITDA is useful to provide additional information to investors about certain material non-cash items as well as items considered to be one-time or non-recurring to the operations of the business. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA is calculated as net earnings (loss) before income tax expense, interest expense, net, depreciation and amortization further adjusted to exclude other items as reflected in the reconciliation table below.

In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by usual or non-recurring items. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementary.

Adjusted Net Income

Adjusted Net Income measures our operating performance by adjusting net earnings (loss) to exclude amortization expense, non-cash currency effect on intercompany loans, organizational redesign costs, long-term equity awards and shareholder fees, acquisition integration costs, professional services and certain other non-recurring items. Management uses this measure to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and interest tax expense, which are otherwise excluded from Adjusted EBITDA. We believe the presentation of Adjusted Net Income enhances our investors’ overall understanding of the financial performance and cash flow of our business. You should not consider Adjusted Net Income as an alternative to net earnings (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance.

Adjusted Earnings Per Share

Adjusted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted average shares outstanding. We believe Adjusted Earnings Per Share is useful to investors because it measures our operating performance, on a per share basis, by adjusting net earnings (loss), on a per share basis, to exclude amortization expense, non-cash currency effect on intercompany loans, organizational redesign costs, long-term equity awards and shareholder fees, acquisition integration costs, professional services and certain other non-recurring items. We believe the presentation of Adjusted Earnings Per Share enhances our investors’ overall understanding of the financial performance and cash flow of our business. You should not consider Adjusted Earnings Per Share as an alternative to earnings per share, determined in accordance with U.S. GAAP, as an indicator of operating performance.

Contacts:
For more information, contact:
Investor Relations Contact:
Mac Jones, Milacron
Mac_Jones@milacron.com
513-487-5057

Media Contact:
Michael Ellis, Milacron
Michael_Ellis@milacron.com
905-877-0185 ext. 354

MILACRON HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017 (Unaudited)	December 31, 2016
	(in millions)
Assets
Current assets:
Cash and cash equivalents	$87.9	$130.2
Accounts receivable, net	188.6	182.3
Inventories, net:
Raw materials	85.2	81.3
Work-in-process	64.2	52.6
Finished products	119.8	115.6
Total inventories	269.2	249.5
Prepaid and other current assets	44.9	46.3
Total current assets	590.6	608.3
Property and equipment, net	249.8	243.7
Goodwill	514.3	507.9
Intangible assets, net	339.4	341.8
Other noncurrent assets	20.1	20.3
Total assets	$1,714.2	$1,722.0
Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings	$7.0	$7.0
Long-term debt and capital lease obligations due within one year	9.5	0.3
Accounts payable	95.5	92.5
Advanced billings and deposits	62.9	52.7
Accrued salaries, wages and other compensation	22.5	26.7
Accrued interest	0.4	13.9
Other current liabilities	59.4	59.7
Total current liabilities	257.2	252.8
Long-term debt and capital lease obligations	922.8	934.1
Deferred income tax liabilities	65.8	64.4
Accrued pension liabilities	28.8	27.8
Other noncurrent accrued liabilities	8.6	8.0
Total liabilities	1,283.2	1,287.1
Shareholders’ equity:
Preferred stock	—	—
Common stock	0.7	0.7
Capital in excess of par value	665.6	661.0
Retained deficit	(96.2)	(68.9)
Accumulated other comprehensive loss	(139.1)	(157.9)
Total shareholders’ equity	431.0	434.9
Total liabilities and shareholders’ equity	$1,714.2	$1,722.0

MILACRON HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions, except share and per share data)
Net sales	$285.4	$277.3
Cost of sales	191.6	181.2
Manufacturing margins	93.8	96.1
Operating expenses:
Selling, general and administrative expenses	64.6	62.8
Amortization expense	7.0	7.7
Gain on currency translation	(1.3)	(6.8)
Other expense, net	3.8	0.4
Total operating expenses	74.1	64.1
Operating earnings	19.7	32.0
Interest expense, net	12.4	15.3
Loss on debt extinguishment	25.2	—
(Loss) earnings before income taxes	(17.9)	16.7
Income tax expense	6.7	6.9
Net (loss) earnings	$(24.6)	$9.8

Weighted average shares outstanding:
Basic	68,260,015	67,179,348
Diluted	68,260,015	69,675,468

(Loss) earnings per share:
Basic	$(0.36)	$0.15
Diluted	$(0.36)	$0.14

MILACRON HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	( in millions)
Operating activities
Net (loss) earnings	$(24.6)	$9.8
Adjustments to reconcile net (loss) earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	14.5	14.8
Unrealized gain on currency translation of intercompany advances	(1.9)	(7.0)
Amortization of deferred financing costs	0.7	0.9
Loss on debt extinguishment	25.2	—
Non-cash stock-based compensation expense	1.9	1.1
Deferred income taxes	0.8	(0.5)
Changes in assets and liabilities:
Accounts receivable	(2.6)	17.3
Inventories	(15.6)	(11.2)
Prepaid and other current assets	(2.6)	(4.1)
Accounts payable	5.4	0.7
Advanced billings and deposits	9.4	9.4
Other current liabilities	(21.1)	(7.8)
Other noncurrent assets	1.1	0.2
Other noncurrent accrued liabilities	0.7	0.3
Net cash (used in) provided by operating activities	(8.7)	23.9
Investing activities
Purchases of property and equipment	(12.7)	(8.0)
Proceeds from disposals of property and equipment	3.5	0.6
Net cash used in investing activities	(9.2)	(7.4)
Financing activities
Proceeds from issuance of long-term debt (original maturities longer than 90 days)	983.5	—
Payments on long-term debt and capital lease obligations (original maturities longer than 90 days)	(985.3)	(0.7)
Net (decrease) increase in short-term borrowings (original maturities of 90 days or less)	(0.1)	0.3
Debt extinguishment costs	(18.0)	—
Proceeds from exercise of stock options	1.9	2.2
Debt issuance costs	(9.4)	—
Net cash (used in) provided by financing activities	(27.4)	1.8
Effect of exchange rate changes on cash	3.0	1.6
(Decrease) increase in cash and cash equivalents	(42.3)	19.9
Cash and cash equivalents at beginning of period	130.2	67.5
Cash and cash equivalents at end of period	$87.9	$87.4

MILACRON HOLDINGS CORP.

SALES BY BUSINESS SEGMENT
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	( in millions)
Sales by segment:
Advanced Plastic Processing Technologies	$156.6	$156.1
Melt Delivery and Control Systems	99.8	93.0
Fluid Technologies	29.0	28.2
Total	$285.4	$277.3

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions)
Net (loss) earnings	$(24.6)	$9.8
Amortization expense	7.0	7.7
Currency effect on intercompany advances (a)	(1.9)	(7.0)
Organizational redesign costs (b)	11.2	3.1
Long-term equity awards (c)	2.3	2.3
Debt costs (d)	26.8	—
Professional services (e)	2.2	1.1
Fair market value adjustments (f)	—	0.3
Annual effective tax rate adjustment (g)	(0.8)	1.0
Other (h)	0.4	0.5
Adjusted Net Income	$22.6	$18.8
Income tax expense (g)	7.5	5.9
Interest expense, net	12.4	15.3
Depreciation expense	7.5	7.1
Adjusted EBITDA	$50.0	$47.1

(a)
Non-cash currency effect on intercompany advances primarily relates to advances denominated in foreign currencies. The most significant exposure relates to the Canadian dollar pursuant to intercompany advances within the MDCS segment.

(b)
Organizational redesign costs in the three months ended March 31, 2017 primarily included $4.2 million for termination costs as a result of eliminated positions and $5.1 million of costs related to relocating our facilities in Belgium, Italy and Germany to the Czech Republic. Organizational redesign costs in the three months ended March 31, 2016 primarily included $1.2 million for termination costs as a result of eliminated positions, $0.7 million of costs related to the shutdown of facilities and $0.3 million of costs related to relocating our facility in Belguim to the Czech Republic.

(c)
Long-term equity awards include the charges associated with stock-based compensation awards granted to certain members of management and independent directors in the three months ended March 31, 2017 and 2016.

(d)
Debt costs incurred during the three months ended March 31, 2017 included $25.2 million of debt extinguishment costs and $1.6 million of fees related to the new senior secured term loan facility due September 2023 ("2017 Term Loan Facility").

(e)	Professional fees in the three months ended March 31, 2017 and 2016 included $2.2 million and $1.1 million, respectively, of costs for strategic organizational initiatives.

(f)	Non-cash fair market value adjustments relate to acquisition accounting for the fair market value of inventory as part of our acquisition of CanGen in the fourth quarter of 2015.

(g)	The annual effective tax rate adjustment primarily includes the tax benefit associated with reconciling net (loss) earnings to Adjusted Net Income.

(h)	Other costs for the three months ended March 31, 2016 includes the write-off of a $0.5 million non-trade receivable.

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions)
Operating earnings (loss):
APPT	$2.1	$9.8
MDCS	25.5	28.2
Fluids	4.6	4.1
Corporate	(12.5)	(10.1)
Total operating earnings	19.7	32.0
Adjustments to operating earnings:
APPT Adjustments:
Depreciation and amortization	4.8	5.1
Organizational redesign costs (b)	9.9	1.4
Professional services (e)	0.3	—
Fair market value adjustments (f)	—	0.3
Other (h)	0.3	—
Total APPT Adjustments	15.3	6.8
MDCS Adjustments:
Depreciation and amortization	8.2	8.2
Currency effect on intercompany advances (a)	(1.8)	(6.3)
Organizational redesign costs (b)	0.6	1.0
Professional services (e)	0.2	—
Other (g)	0.1	(0.1)
Total MDCS Adjustments	7.3	2.8
Fluids Adjustments:
Depreciation and amortization	1.2	1.4
Organizational redesign costs (b)	0.1	0.1
Other (g)	—	0.5
Total Fluids Adjustments	1.3	2.0
Corporate Adjustments:
Depreciation and amortization	0.3	0.1
Currency effect on intercompany advances (a)	(0.1)	(0.7)
Organizational redesign costs (b)	0.6	0.6
Long-term equity awards (c)	2.3	2.3
Debt costs (d)	1.6	—
Professional services (e)	1.7	1.1
Other (g)	—	0.1
Total Corporate Adjustments	6.4	3.5
Adjusted EBITDA:
APPT	17.4	16.6
MDCS	32.8	31.0
Fluids	5.9	6.1
Corporate	(6.1)	(6.6)
Total Adjusted EBITDA	$50.0	$47.1

(a)
Non-cash currency effect on intercompany advances primarily relates to advances denominated in foreign currencies. The most significant exposure relates to the Canadian dollar pursuant to intercompany advances within the MDCS segment.

(b)
Organizational redesign costs in the three months ended March 31, 2017 included $3.9 million for termination costs as a result of eliminated positions in APPT and $4.8 million of costs related to relocating our facilities in Italy and Germany to the Czech Republic in APPT. Organizational redesign costs in the three months ended March 31, 2016 included $0.7 million of costs related to the shutdown of facilities in APPT and $0.3 million of costs related to relocating our facility in Belgium to the Czech Republic in MDCS. In the three months ended March 31, 2016, organizational redesign costs across all segments included $1.2 million for termination costs as a result of eliminated positions.

(c)
Long-term equity awards in Corporate include the charges associated with stock-based compensation awards granted to certain members of management and independent directors during the three months ended March 31, 2017 and 2016.

(d)	Debt costs incurred during the three months ended March 31, 2017 included $1.6 million of fees related to the 2017 Term Loan Facility.

(e)	Professional fees incurred by Corporate in the three months ended March 31, 2017 and 2016 included $1.7 million and $1.1 million of costs for strategic organizational initiatives, respectively.

(f)	Non-cash fair market value adjustments relate to acquisition accounting for the fair market value of inventory as part of our acquisition of CanGen in the fourth quarter of 2015.

(g)	Other costs for Fluids for the three months ended March 31, 2016 includes the write-off of a $0.5 million non-trade receivable.

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended March 31,
	2017	2016
	(in millions, except per share data)
GAAP diluted (loss) earnings per share (a)	$(0.35)	$0.14
Amortization expense	0.10	0.11
Currency effect on intercompany advances	(0.03)	(0.10)
Organizational redesign costs	0.16	0.05
Long-term equity awards and shareholder fees	0.03	0.03
Debt costs	0.38	—
Professional services	0.03	0.02
Annual effective tax rate adjustment	(0.01)	0.01
Other	0.01	0.01
Adjusted diluted earnings per share (a)	$0.32	$0.27

(a)	Represents fully diluted (loss) earnings per share for the three months ended March 31, 2017 on a pro-forma basis; calculation uses diluted shares of 70.8 million shares.